As filed with the Securities and Exchange Commission on December 1, 2008
Registration No. 333-91218

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PHILADELPHIA CONSOLIDATED HOLDING CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2202671

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
   One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004
(Address of principal executive offices)      (Zip Code)
Philadelphia Consolidated Holding Corp.
Employee’s Stock Option Plan (Amended and Restated Effective March 24, 2002)
(Full title of the plan)
James J. Maguire, Jr.
Chief Executive Officer
or
Craig P. Keller, Secretary
Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
            Bala Cynwyd, Pennsylvania 19004
(Name and address of agent for service)
(610) 617-7900
(Telephone number, including area code, of agent for service)
Copies to:
Michael M. Sherman, Esquire
WolfBlock LLP
1650 Arch Street
Philadelphia, PA 19103
(215) 977-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
Philadelphia Consolidated Holding Corp. (the “Registrant”) files this Post-Effective Amendment No. 1 to the registration statement on
Form S-8, File No. 333-91218 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on June 26, 2002, to deregister all unsold securities of the Registrant that could be offered under the Philadelphia Consolidated Holding Corp. Employee’s Stock Option Plan (Amended and Restated Effective March 24, 2002) (the “Plan”).
On December 1, 2008, pursuant to an Agreement and Plan of Merger dated as of July 22, 2008, by and among the Registrant, Tokio Marine Holdings, Inc. (“Parent”) and Tokio Marine Investment (Pennsylvania) Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant and the Registrant became an indirect wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Registrant terminated the offering of the Registrant’s securities pursuant to this Registration Statement. The Registrant intends to file a certification and notice of termination on Form 15 with respect to the Registrant’s common stock, no par value.
Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, Commonwealth of Pennsylvania, on December 1, 2008.
PHILADELPHIA CONSOLIDATED HOLDING CORP.

By:	/s/ James J. Maguire, Jr.
	Name:	James J. Maguire, Jr.
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	December 1, 2008
James. J. Maguire

/s/ James. J. Maguire, Jr. James J. Maguire, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2008

/s/ Craig P. Keller Craig P. Keller	Executive Vice President, Secretary, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2008

*	Executive Vice President and Director	December 1, 2008
Sean S. Sweeney

Director
Aminta Hawkins Breaux

Director
Michael J. Cascio

Signature	Title	Date

*	Director	December 1, 2008
Elizabeth H. Gemmill

*	Director	December 1, 2008
Paul R. Hertel, Jr.

*	Director	December 1, 2008
Michael J. Morris

Director
Shaun F. O’Malley

Director
Donald A. Pizer

Director
Ronald R. Rock

* By:	/s/ Craig P. Keller Craig P. Keller as attorney-in-fact pursuant to the Powers of Attorney previously filed as Exhibit 24 to this Registration Statement